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                                                                Exhibit 10.10

                                  SECURITY AGREEMENT


     SECURITY AGREEMENT, dated as of December 16, 1999, made by American Gaming & Entertainment, Ltd., a Delaware corporation (the "Pledgor"), in favor of Shamrock Holdings Group, Inc., Debtor in Possession (the "Secured Party").


                                      WITNESSETH


     WHEREAS, the Secured Party beneficially owns or controls at least 52.6% of the voting power of the outstanding voting securities of the Pledgor and all of the Series C Cumulative Preferred Stock, Series D Cumulative Preferred Stock and Series E Preferred Stock of the Pledgor;

     WHEREAS, as of December 31, 1998, the Pledgor owed the Secured Party not less than $57,175,000 in respect of, among other things, various loans and advances, accrued and declared dividends and obligations under certain lease agreements, all of which are currently due and payable (the "Overdue Obligations");

     WHEREAS, the Pledgor and the Secured Party have entered into a letter agreement dated November 23, 1999 ("Letter Agreement") which provides for the delivery of this Security Agreement;

     WHEREAS, the Pledgor has agreed to grant to the Secured Party the security interests provided herein; and

     WHEREAS, the Secured Party is a debtor and debtor in possession in a bankruptcy case under chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss 101-1330, Case No.98-63631, pending in the United States Bankruptcy Court for the Northern District of New York (the "Bankruptcy Court").

     NOW, THEREFORE, in consideration or the premises contained herein, the Pledgor hereby agrees with the Secured Party as follows:

     Section 1. Defined Terms.

          (a) Definitions. Unless otherwise defined herein, the following terms which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof are used herein as so defined: Chattel Paper, Farm Products, General Intangibles, Instruments and Proceeds; and the following terms shall have the following meanings:


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     "Agreement": this Security Agreement, as the same may be amended;
supplemented or otherwise modified from time to time.

     "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Collateral": as defined in Section 3.

     "Collateral Account": any collateral account established by the Secured Party as provided in subsection 8(a).

     "Contracts": the Proxy Agreement and the Trust Agreement, including, without limitation, (a) all rights of the Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Pledgor to damages arising out of or for breach or default in respect thereof and (c) all rights of the Pledgor to exercise all remedies thereunder.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Event of Default": as defined in Section 7 of this Agreement.

     "Forbearance Period": as defined in Section 2 of this Agreement.

     "GAAP": generally accepted accounting principles applied on a consistent basis.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the National Association of Insurance Commissioners).

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

     "Obligations": the collective reference to (a) all amounts due and owing to the Secured Party by the Pledgor as of the date hereof in an amount that as of December 31, 1998, was not less than $57, 175,000, (b) all amounts to become due and owing to the Secured Party by the Pledgor under the agreements listed on Schedule 1 hereto and (c) all obligations to the Secured Party of the Pledgor which may arise under or in connection with this Agreement or any of the agreements listed on Schedule I hereto.




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     "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Proxy Agreement": the Irrevocable Proxy and Consent Agreement, dated as of August 23, 1996, by and between Paul R. Partridge, Patrick F. Daly, James
A. Everatt, Charles E. Reisert, Jr., Eric C. Jackson and the Pledgor, as the same may be amended, supplemented or otherwise modified from time to time.

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RSR Trustee": NBD Bank, N.A., in its capacity as trustee under the Trust Agreement, or any duly appointed successor to NBD Bank, N.A. in such capacity.

     "Trust Agreement": The Trust Agreement dated as of August 23, 1996, between the Pledgor and the RSR Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

          (b) Other Definitional Provisions. The words "hereof;" "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     Section 2. Forbearance. The Secured Party shall forbear from the exercise of any rights or remedies in respect of the Overdue Obligations during the period (the "Forbearance Period") commencing on the date hereof and ending on the earlier to occur of (a) the date of the occurrence of an Event of Default under any of paragraphs (a) through (e) of Section 7 of this Agreement and (b) the date on which the Pledgor is no longer diligently pursuing disposition of its Membership Interest (as defined in the Trust Agreement) pursuant to the terms of the Proxy Agreement, (c) March 1, 2000, (d) by mutual consent of the parties hereto, or (e) breach of the Letter Agreement.

     Section 3. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all Obligations, the Pledgor hereby grants to the Secured Party a security interest in all of the Pledgor's right, title or interest in, to and under the following property, whether now owned or at any time hereafter acquired by the Pledgor (collectively, the "Collateral"):




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          (a)     all Proceeds and products and all collateral security and
guarantees given by any Person with respect to the Contracts;

          (b) all General Intangibles arising out of or related to the Contracts or the Membership Interest (as defined in the Trust Agreement);

          (c) all books and records pertaining to the Collateral referred to in clauses (a), (b) and (d) of this Section 3; and

          (d) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     Section 4. Representations and Warranties: The Pledgor hereby represents and warrants that:

          (a) Power and Authority. The Pledgor has the corporate power and authority to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

          (b) Title: No Other Liens, Except for the security interest granted to the Secured Party pursuant to this Agreement and rights granted under the Contracts, the Pledgor's right, title and interest in, to and under each item of the Collateral are free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Party pursuant to this Agreement.

          (c) Enforceable Obligation; Perfected, First Priority Security Interests. This Agreement constitutes a valid and binding obligation of the Pledgor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and the authority of the Indiana Gaming Commission. The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on
Schedule 2 will constitute a first priority perfected security interests in the Collateral in favor of the Secured Party, as collateral security for the Obligations.

          (d) No Violation. The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or material Contractual Obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Requirement of Law or Contractual Obligation of the


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Pledgor, except the security interests created hereby:

          (e) No Consents Required. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor or RSR, LLC or any other member thereof), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

          (f) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby, except as disclosed and alleged in a letter from RSR, LLC to Pledgor dated September 9, 1999 and an action commenced by Pledgor in connection therewith.

          (g) Chief Executive Office. The Pledgor's chief executive office is located at 51 Beech Road, Glen Rock, New Jersey 07452.

          (h) Farm Products. None of the Collateral constitutes, or is the Proceeds of; Farm Products.

     Section 5. Covenants. The Pledgor covenants and agrees with the Secured Party that from and after the date of this Agreement until the Obligations shall have been paid in full:

          (a) Inspection of Property; Books and Records; Discussions. The Pledgor will keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to the Collateral. The Pledgor will permit representatives of the Secured Party to visit and inspect any of the Pledgor's properties where any of the Collateral or any of the Pledgor's books and records relating to the Collateral are located and to inspect the Collateral and to examine and make abstracts from any of its books and records during normal business hours upon five days' prior written notice (or, if an Event of Default has occurred and is continuing, at any reasonable time) and no more than once a month (or, if an Event of Default has occurred and is continuing, as often as may be desired by the Secured Party) and to discuss the condition and operation of the Collateral with officers and employees of the Pledgor and with its independent certified public accountants.

          (b) Payment of Obligations. The Pledgor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have


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been provided on the books of the Pledgor and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

          (c)     Limitation on Dispositions and Liens; Further Documentation

               (i) The Pledgor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except with the prior written consent of the Secured Party or in accordance with the terms of any Contract; provided that the Proceeds of any such disposition shall constitute Collateral hereunder.

              (ii) The Pledgor will (A) not create, incur or permit to exist any Lien or claim on or to the Collateral or the Membership Interest (as defined in the Trust Agreement), other than (I) the security interests created hereby and (II) claims arising under the terms of any Contract, (B) maintain the security interest created by this Agreement as a first, perfected secured interest having the priority described in subsection 4(c) and (C) defend such security interest against claims and demands of all Persons whomsoever.

             (iii) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and delivery such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

          (d) Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel paper, such Instrument or Chattel Paper shall be immediately delivered to the Secured Party, duly indorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement.

          (e) Changes in Locations. Name. etc. Unless it shall have given the Secured Party at least 30 days' prior written notice, the Pledgor will not:

               (i) change the location of its chief executive office from that specified in subsection 4(g); or

              (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Secured Party in connection with this Agreement would become seriously misleading.

          (f) Further Identification of Collateral. The Pledgor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may


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reasonably request, all in reasonable detail.

          (g) Notices. The Pledgor will advise the Secured Party promptly, in reasonable detail, of:

               (i) any Lien (other than security interests created hereby) on any of the Collateral; and

              (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the creation, perfection or enforcement of the security interests created hereby.

          (h) Indemnification. The Pledgor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) with respect to the enforcement, performance and administration of this Agreement ("indemnified liabilities"), provided that the Pledgor shall have no obligation hereunder to the Secured Party with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Secured Party or (ii) legal proceedings commenced against the Secured Party by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Obligations.

     Section 6. Provisions Relating to Contracts.

          (a) Pledgor Remains Liable under Contracts. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract. The Secured Party shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement or its receipt of any payment relating to such Contract pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any Contract, to make any payment to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b)     Representations and Warranties.

               (i) No consent of any party (other than the Pledgor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

              (ii) Each Contract is in full force and effect and constitutes a valid and


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enforceable obligation of the Pledgor and, to the best of the Pledgor's knowledge, the other parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

             (iii) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

              (iv) Neither the Pledgor nor (to the best of the Pledgor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the material terms thereof.

               (v) The Pledgor has fully performed all its obligations under each Contract for which performance has been required as of the date hereof

              (vi) To the best of Pledgor's knowledge, the right, title and interest of the Pledgor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the creation, perfection or enforcement of the security interests created hereby, except as alleged in a letter from RSR, LLC to Pledgor dated September 9, 1999.

             (vii) The Pledgor has delivered to the Secured Party a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto as of the date hereof.

            (viii) No amount payable to the Pledgor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Secured Party.

              (ix) None of the parties to any Contract is a Governmental Authority.

          (c)     Covenants.

               (i) The Pledgor will perform and comply in all material respects with all its obligations under the Contracts.

              (ii) The Pledgor will not amend, modify, terminate or waive any provision of any Contract in any manner without the prior written consent of the Secured Party.




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             (iii)     The Pledgor will exercise promptly and diligently each
and every material right which it may have under each Contract (other than any right of termination) unless, in the Pledgor's reasonable business judgment, and after notice to and consultation with the Secured Party, the Pledgor determines that the non-exercise of such right would not have a material adverse effect on the aggregate value of the Collateral or on the creation, perfection or enforcement of the security interests created hereby, provided that, except for any transfer of the Membership Interest pursuant to Section 4 of the Proxy Agreement, the Pledgor will not direct any action by the RSR Trustee under the Trust Agreement, including, without limitation, the disposition of the Membership Interest (as defined in the Trust Agreement) under Article 5a of the Trust Agreement, without the prior written consent of the Secured Party.

              (iv) The Pledgor will deliver to the Secured Party a copy of each demand, notice or document received by it relating in any way to any Contract.

     Section 7. Default. Each of the following shall be an event of default ("Event of Default") under this Agreement:

          (a) any representation or warranty made or deemed made by the Pledgor contained herein or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (b) the Pledgor shall default in the observance or performance of any agreement contained in subsection 5(e) or Section 6; or

          (c) the Pledgor shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) and (b) of this Section) or under the Letter Agreement, and such default shall continue unremedied for a period of 10 days after notice to the Pledgor from the Secured Party; or

          (d) any levy, attachment or execution on, or seizure of; any of the Collateral; or

          (e)(A) the Pledgor shall commence any case, proceeding or other action (I) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (II) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Pledgor


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shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Pledgor any case, proceeding or other action of a nature referred to in clause (A) above that (I) results in the entry of an order for relief or any such adjudication or appointment or (II) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against the Pledgor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (D) the Pledgor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B) or (C) above; or

          (f)     the termination of the Forbearance Period in accordance with
Section 2.

     Section 8. Remedies.

          (a) Proceeds to be Turned Over to Secured Party. Before or after an Event of Default, all Proceeds received by the Pledgor consisting of cash, checks and other cash equivalents shall be held by the Pledgor in trust for the Secured Party, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Secured Party in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Secured Party, if required) and held by the Secured Party in a Collateral Account maintained under the sole dominion and control of the Secured Party, provided that any proceeds received by the Pledgor that should have been deposited in the account maintained by the RSR Trustee shall be paid over to the RSR Trustee for deposit into such account to be held in accordance with the terms of the Trust Agreement. All Proceeds while held by the Secured Party in a Collateral Account (or by the Pledgor in trust for the Secured Party) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in. subsection 8(b).

          (b) Application of Proceeds. At such intervals as may be agreed upon by the Pledgor and the Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at the Secured Party's election, the Secured Party may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Secured Party may elect, and any part of such funds which the Secured Party elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Secured Party to the Pledgor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive the same.

          (c) Code Remedies. If an Event of Default shall occur and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this


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Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     Section 9. Secured Party's Appointment as Attorney in Fact; Secured Party's Performance of Pledgor's Obligations.

          (a) Powers. The Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Secured Party the power and right on behalf of the Pledgor, without notice to or assent by the Pledgor; to do any or all of the following:

               (i) in the name of the Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Contract or with respect to any other Collateral whenever payable;

              (ii) pay or discharge taxes and Liens levied or placed on of threatened against the Collateral;

             (iii) execute any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

              (iv) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Parry or as the Secured Party shall direct;
(B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any assignments, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any Proceeds thereof and to enforce any other right in respect of any Collateral or Pledgor's rights under the Contracts; (E) defend any


<PAGE 93>

suit, action or proceeding brought against the Pledgor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party's option and the Pledgor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

     Anything in this subsection to the contrary notwithstanding, the Secured Patty agrees that it will not, without Pledgor's consent which shall not be unreasonably withheld, exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.

          (b) Performance by Secured Party of Pledgor's Obligations. Subject to the giving of notice required under subsection 7(c), if the Pledgor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) Pledgor's Reimbursement Obligation. The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the rate of interest publicly announced by The Chase Manhattan Bank as its "Prime Rate" in effect at such time at its principal office in New York, New York, from the date of payment by the Secured Party to the date reimbursed by the Pledgor, shall be payable by the Pledgor to the Secured Party on demand.

          (d) Ratification; Power Counted With An Interest. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     Section 10. Duty of Secured Party. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever. with regard to the Collateral or any part thereof. The powers


<PAGE 94>

conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officer, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     Section 11. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Secured Party to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     Section 12. Effectiveness. (a) The agreements and obligations of the parties under this Agreement (other than the agreement of the Secured Party contained in Section 2 above) shall be effective upon the due execution and delivery of this Agreement by the Secured Party and the Pledgor and (b) the agreement of the Secured Party contained in Section 2 above shall become effective upon approval of this Agreement by the Bankruptcy Court.

     Section 13. Notices. All notices, requests and demands to or upon the Secured Patty or the Pledgor to be effective shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made
(a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prep aid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, in each case addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

               (i) if to the Secured Party, at its address or transmission number for notices set forth under its signature below; and

              (ii) if to the Pledgor, at its address or transmission number for notices set forth under its signature below.

     Section 14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 15. Integration. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof and there are no promises or representations by any party hereto relative to the subject matter hereof not reflected herein.




<PAGE 95>

     Section 16. Amendments in Writing; No Waiver; Cumulative Remedies.

          (a) Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Secured Party, provided that any provision of this Agreement imposing obligations on the Pledgor may be waived by the Secured Patty in a written instrument executed by the Secured Party.

          (b) No Waiver by Course of Conduct. The Secured Party shall not be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default by any act (except by a written instrument pursuant to subsection 16(a)), delay, indulgence, omission or otherwise. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion.

          (c) Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     Section 17. Section Headings. The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof

     Section 18. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Secured Party and its successors and assigns.

     Section 19. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     Section 20. Secured Party's Representations and Warranties. The Secured Party hereby represents and warrants to the Pledgor that:

          a. Power and Authoritv. The Secured Party has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.

          b. Enforceable Obligation. This Agreement constitutes a valid and binding obligation of the Secured Party, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other


<PAGE 96

similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          c. No Violation. The execution, delivery and performance of This Agreement by the Secured Party will not violate any provision of any Requirement of Law or material Contractual Obligation of the Secured Party.

          d. No Consents Required. No consent or authorization of; filing with or other act by or in respect of any arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

AMERICAN GAMING & ENTERTAINMENT,
LTD., as Pledgor


By  /s/ J. Douglas Wellington
   _______________________________
Name: J. Douglas Wellington
Title: President and Chief Executive Officer

Address: 51 Beech Road
         Glen Rock, NJ 07452
         Fax: (201) 447-1892


SHAMROCK HOLDINGS GROUP, INC.,
Debtor in Possession, as Secured Party


By /s/ Richard Breeden
   ______________________
Name: Richard Breeden
Title: President

Address: c/o The Bennett Funding
         Group, Inc.
         Two Clinton Square
         Syracuse, NY 13202
         Fax: (315) 422-9361




<PAGE 97>

                                                                 Schedule 1
                                                                 __________

                  AGREEMENTS GIVING RISE TO OBLIGATIONS


1. First Preferred Ship Mortgage, dated May 6, 1994 granted by American Gaming Corporation to the American Gaming & Entertainment Ltd. (the "Pledgor")

2. First Amendment to First Preferred Ship Mortgage dated July 28, 1994 from American Gaming Corporation to the Pledgor

3. Second Amendment to First Preferred Ship Mortgage dated December 15, 1994 granted by American Gaming and Resorts of Mississippi, Inc. ("AGRM") to the Pledgor, together with Assignment of First Preferred Ship Mortgage dated December 15, 1994 from the Pledgor to Shamrock Holdings Group, Inc.

4. Assumption and Third Amendment of First Preferred Ship Mortgage dated as of January 31, 1995 made by the Pledgor and executed by AGRM in favor of Shamrock Holdings Group, Inc.

5. Agreement to Restructure and Cancel Debt dated as of April 12, 1995 by and between Bennett Management and Development Company and the Pledgor.

6. Assignment of Charter Agreement and Collateral Assignment Agreement dated as of April 13, 1995 by and between the Pledgor and Shamrock Holdings Group, Inc.

7. Security Agreement dated April 12, 1995 by and between Bennett Management and Development Company and the Pledgor.

8. Amendment to Agreement to Restructure and Cancel Debt and Assignment of Charter Agreement and Collateral Assignment executed on July 10, 1995 by and between the Pledgor, Bennett Management and Development Company and Bennett Holdings, Inc.

9. Agreement dated as of August 15, 1995 by and between Bennett Holdings, Inc. and Emerald Gaming, Inc.

10. Exclusive Management Agreement dated as of August 15, 1995 by and between Bennett Holdings, Inc. and Emerald Gaming, Inc.

11. Letter Agreement dated September 26, 1996 between Shamrock Holdings Group, Inc. and the Pledgor.

12. Letter agreement dated September 20, 1994 by and between Bennett Holdings, Inc. and Pledgor.


<PAGE 98>

13. Letter agreement dated November 5, 1997 by and between Shamrock Holdings Group, Inc. and the Pledgor.

14. Letter agreement dated November 23, 1999 by and between Shamrock Holdings Group, Inc. and the Pledgor.



<PAGE 99>

                                                                  Schedule 2
                                                                  __________

                          FILINGS AND OTHER ACTIONS
                   REQUIRED TO PERFECT SECURITY INTERESTS

                       Uniform Commercial Code Filings

                        New Jersey Secretary of State



10K Edgar final full.doc